Exhibit 4.1

SCL VENTURES, LTD.
REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of June 1, 2004 by and between SCL Ventures, Ltd., a company organized under the laws of the British Virgin Islands (the “Company”), the Tier I Shareholders (as defined below) listed on Schedule I hereto, the Tier II Shareholders (as defined below) listed on Schedule II hereto and the Tier III Shareholders (as defined below) listed on Schedule III hereto.  The Tier I Shareholders, the Tier II Shareholders and the Tier III Shareholders are collectively referred to as the “Shareholders.”

WHEREAS, from time to time on or prior to the date hereof, the Company issued to the Shareholders shares of Company common stock, US$0.01 par value per share (“Common Stock”), and/or warrants to purchase shares of Common Stock (“Warrants”);

WHEREAS, the Company agreed to issue and sell to investors up to an aggregate of six million (6,000,000) shares of Common Stock of the Company (the “Offering”), upon the terms set forth in the Company’s Confidential Private Placement Memorandum, dated May 2004; and

WHEREAS, to induce investors to purchase the Common Stock, the Company agreed to undertake to register the Common Stock if, as and when required hereunder, under the terms set forth herein.

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

1.                                       Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Laser” shall mean Laser Recording Systems, Inc., a New Jersey corporation whose common stock is currently listed for trading on the Nasdaq OTC Bulletin Board.

“Person” shall mean any individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Public Sale” shall mean any sale of securities to the public pursuant to (i) an offering registered under the Securities Act or (ii) the provisions of Rule 144 (or any similar rule or rules then in effect) under the Securities Act.

“Register,” “registered” and “registration” shall mean a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document by the Commission.

“Registrable Securities” shall mean (i) all shares of Common Stock held by the Shareholders, (ii) all shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock held by the Shareholders, as the case may be, and (iii) all Warrants to purchase Common Stock held by the Shareholders.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they (i) have been distributed to the public pursuant to an offering registered under the Securities Act, (ii) have been sold to the public through a broker, dealer, or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (iii) have been sold by a Person in a private transaction in which his rights under this Agreement are not assigned or (iv) may be sold by thee holder to the public without registration through a broker, dealer, or market maker in a single three-month period in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

“Requisite Period” shall mean, with respect to a firm commitment underwritten public offering, the period commencing on the effective date of the registration statement and ending on the date each underwriter has completed the distribution of all securities purchased by it, and, with respect to any other registration, the period commencing on the effective date of the registration statement and ending on the earlier of the date on which the sale of all Registrable Securities covered thereby is completed or 180 days after such effective date.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statue, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the applicable time.

“Share Exchange” shall mean that certain share exchange transaction in which each holder of outstanding shares of capital stock of the Company shall exchange such shares for an equal number of shares of common stock of Laser.

“Tier I Shareholders” shall mean holders of the Company’s Common Stock and/or Warrants to purchase shares of the Company’s Common Stock who paid cash to the Company in exchange for such securities, including the investors in the Offering, and who are not, at the time they propose to exercise the rights granted pursuant to this Agreement, directors, officers or employees of the Company.

“Tier II Shareholders” shall mean holders of the Company’s Common Stock and/or Warrants to purchase shares of the Company’s Common Stock who performed services for the Company or contributed property to the Company in exchange for such securities, and who are not, at the time they propose to exercise the rights granted pursuant to this Agreement, directors, officers or employees of the Company.

“Tier III Shareholders” shall mean holders of the Company’s Common Stock and/or Warrants to purchase shares of the Company’s Common Stock who (a) acquired such securities in connection with their employment with the Company or (b) who are, at the time they propose to exercise the rights granted pursuant to this Agreement, directors, officers or employees of the Company.

2.                                       Demand Registration.

(a)                                  Commencing one hundred and eighty (180) days after the Company completes the Share Exchange, the holders of Registrable Securities constituting at least twenty-five percent (25%) of the total Registrable Securities then outstanding may, by written notice (collectively, a “Demand Notice”), require that the Company register, or cause Laser to register, under the Securities Act all or any portion of their Registrable Securities in the manner specified in the Demand Notice, so long as such registration covers sales having an anticipated offering price, net of underwriting discounts and commissions, equal to or more than $10,000,000.

(b)                                 Within 10 days of receipt of any Demand Notice under Section 2(a) above, the Company shall give written notice (a “Company Notice”) to all holders of Registrable Securities from whom a Demand Notice has not been received.  Thereafter, the Company shall use its best efforts to register under the Securities Act, in accordance with the method of disposition specified in the Demand Notice, the number of Registrable Securities specified in the Demand Notice (and in all notices received by the Company from other holders within twenty (20) days after the giving of such Company Notice).  The Company shall be obligated to register Registrable Securities pursuant to Section 2(a) on two occasions only and no more than one such demand registration in any one hundred eighty (180) day period; provided that such obligation shall be deemed satisfied only when a registration statement covering all Registrable Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified in the Demand Notice, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such Registrable Securities shall have been sold pursuant thereto.  In addition, the Company shall have the right to delay the filing of a registration statement pursuant to this Section 2 for one period not to exceed 120 days in any twelve (12) month period if the Board of Directors of the Company shall have determined in good faith, that to so file the registration statement would be reasonably detrimental to the Company, and an executive officer of the Company has delivered to the holder(s) a certificate to such effect.

(c)                                  If a demand registration is an underwritten public offering and the managing underwriters shall advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in such offering exceeds the number of shares which can be sold in an orderly manner in such offering within a price range acceptable to the requiring holders without adversely affecting the marketability of the offering, then the number of shares of Registrable Securities to be included in such registration shall be subject to cutback, and the Company will include in such demand registration (i) first, the Registrable Securities of the Tier I Shareholders pro rata among them, (ii) second, the Registrable Securities of the Tier II Shareholders pro rata among them, (iii) third, the Registrable Securities of the Tier III Shareholders pro rata among them, and (iv) fourth, other securities requested to be included in such registration, pro rata from among the other shareholders of the Company who have registration rights, in each case according to the number of such securities requested by them to be so included.

(d)                                 If a demand registration is not an underwritten public offering and the Board of Directors of the Company shall have determined in good faith that to file a registration statement covering the number of shares of Registrable Securities requested to be included in such registration would be reasonably detrimental to the Company, then the number of shares of Registrable Securities to be included in such registration shall be subject to cutback by the Company, provided that the number of shares of Registrable Securities included in such demand registration shall not in any case be reduced to less than ten percent (10%) of the total number of shares of capital stock of the Company outstanding at such time, and the Company will include in such demand registration (i) first, the Registrable Securities of the Tier I Shareholders pro rata among them, (ii) second, the Registrable Securities of the Tier II Shareholders pro rata among them, (iii) third, the Registrable Securities of the Tier III Shareholders pro rata among them, and (iv) fourth, other securities requested to be included in such registration, pro rata from among the other shareholders of the Company who have registration rights, in each case according to the number of such securities requested by them to be so included.

3.                                       Piggyback Registration.

(a)                                  Commencing ninety (90) days after the Company completes the Share Exchange, if the Company proposes to register any of its securities under the Securities Act for sale to the public (other than pursuant to Section 2 hereof), whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, F-4, and S-8 and any similar successor forms) (a “Piggyback Registration”), each such time it will give prompt written notice to such effect to all holders of outstanding Registrable Securities at least thirty (30) days prior to such filing.  Upon the written request of any such holder, received by the Company within twenty (20) days after the giving of any such notice by the Company, to register any of its Registrable Securities, the Company will, subject to Section 3(b) below, cause all Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Registrable Securities so registered.  Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 3 without thereby incurring any liability to the Shareholders.

(b)                                 In the event that any Piggyback Registration shall be, in whole or in part, an underwritten public offering of Common Stock and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and/or other securities requested to be included in such offering exceeds the number of shares which can be sold in an orderly manner in such offering within a price range acceptable to the Company without adversely affecting the marketability of the offering, then the number of shares of Registrable Securities to be included in such registration shall be subject to cutback, and the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities of the Tier I Shareholders pro rata among them, (iii) third, the Registrable Securities of the Tier II Shareholders pro rata among them, and (iv) fourth, the Registrable Securities of the Tier III Shareholders pro rata among them, in each case according to the number of such securities requested by them to be so included.

(c)                                  If any Piggyback Registration shall not be, in whole or in part, an underwritten public offering and the Board of Directors of the Company shall have determined in good faith that to file a registration statement covering the number of shares of Registrable Securities requested to be included in such registration would be reasonably detrimental to the Company, then the number of shares of Registrable Securities to be included in such registration shall be subject to cutback by the Company, provided that the number of shares of Registrable Securities included in such demand registration shall not in any case be reduced to less than ten percent (10%) of the total number of shares of capital stock of the Company outstanding at such time, and the Company will include in such demand registration (i) first, the Registrable Securities of the Tier I Shareholders pro rata among them, (ii) second, the Registrable Securities of the Tier II Shareholders pro rata among them, (iii) third, the Registrable Securities of the Tier III Shareholders pro rata among them, and (iv) fourth, other securities requested to be included in such registration, pro rata from among the other shareholders of the Company who have registration rights, in each case according to the number of such securities requested by them to be so included.

4.                                       Limitations on Registration; Holdback Agreement; Power of Attorney.

(a)                                  Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to file a registration statement pursuant to Section 2 hereof (i) which would become effective within 120 days following the effective date of a registration statement (other than a registration statement filed on Forms S-4, F-4 or S-8) filed by the Company with the Commission pertaining to any subsequent public offering for the account of the Company or another holder of securities of the Company if the holder(s) of Registrable Securities were afforded the opportunity, even if subject to and/or eliminated by the underwriter’s cut-back, to include all of its Registrable Securities in such subsequent registration pursuant to Section 3 or (ii) if the Company delivers notice to the holders of Registrable Securities with thirty (30) days of any registration request stating its intent to file a registration statement within ninety (90) days.

(b)                                 The holders of Registrable Securities agree, if so requested by the Company or by the underwriter or underwriters in connection with an underwritten public offering of the Company’s securities, not to effect any Public Sale or distribution (including any sale pursuant to Rule 144 under the Securities Act) of any Registrable Securities, and not to effect any such Public Sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the 180 days following the effective date of the registration statement (other than a registration statement on Forms S-4, F-4 or S-8) with respect to such other underwritten public offering; provided that all directors, officers, and all holders of 5% or more of the Company’s then outstanding equity securities are subject to the same restriction.

5.                                       Registration Procedures.  If and whenever the Company is required by the provisions hereof to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a)                                  subject to Section 4(a), prepare and file with the Commission a registration statement with respect to such securities within 60 days after delivery of a Demand Notice under Section 2(b) hereof, and use its best efforts to cause such registration statement to become effective not later than 60 days from the date of its filing and to remain effective for the Requisite Period;

(b)                                 prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the Requisite Period and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for the Requisite Period;

(c)                                  furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the intended disposition of the Registrable Securities covered by such registration statement;

(d)                                 use its best efforts (i) to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, (ii) to prepare and file in those jurisdictions such amendments (including post effective amendments) and supplements, and take such other actions, as may be necessary to maintain such registration and qualification in effect at all times for the period of distribution contemplated thereby and (iii) to take such further action as may be necessary or advisable to enable the disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)                                  use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which shares of Common Stock of the Company are then listed, or, if shares of Common Stock are not then listed on a national securities exchange, use its best efforts to list and facilitate the reporting of the Common Stock on The New York Stock Exchange, The American Stock Exchange, or The Nasdaq National Market or SmallCap Market;

(f)                                    immediately notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly amend or supplement such registration statement to correct any such untrue statement or omission;

(g)                                 notify each seller of Registrable Securities of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, obtain the lifting thereof at the earliest possible time;

(h)                                 permit a single firm of counsel designated as selling shareholders’ counsel by the holders of a majority in interest of the Registrable Securities and all other securities being registered to review the registration statement and all amendments and supplements thereto for a reasonable period of time prior to their filing and the Company shall not file any document in a form to which such counsel reasonably objects;

(i)                                     if the offering is an underwritten offering, the Company will enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are usual and customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature, including, without limitation, customary holdback, indemnification and contribution provisions;

(j)                                     if the offering is an underwritten offering, at the request of any seller of Registrable Securities, use its best efforts to furnish to such seller on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) a copy of an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, stating that such registration statement has become effective under the Securities Act and (A) that, to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) that the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial or statistical information contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters and (ii) a copy of a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

(k)                                  make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(l)                                     provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the registration statement;

(m)                               take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any legend restricting the sale or transfer of such securities) representing the Registrable Securities to be sold pursuant to the registration statement; and

(n)                                 take all other reasonable actions necessary to expedite and facilitate the registration of the Registrable Securities pursuant to the registration statement.

In connection with each registration hereunder, the sellers of Registrable Securities will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

6.                                       Expenses.  All expenses incurred by the Company in complying with Sections 2, and 3, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for the sellers of Registrable Securities and all other securities being registered, but excluding any Selling Expenses, are called “Registration Expenses.” All underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities are called “Selling Expenses.”

The Company will pay all Registration Expenses in connection with each registration statement filed hereunder.  All Selling Expenses in connection with each registration statement shall be borne by the participating sellers in proportion to the number of Registrable Securities sold by each or as they may otherwise agree.

7.                                       Indemnification and Contribution.  (a)  In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to the terms of this Agreement, the Company will indemnify and hold harmless and pay and reimburse each seller of such Registrable Securities thereunder, each underwriter of Registrable Securities thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, from and against, and pay or reimburse them for, any losses, claims, expenses, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant hereto, any preliminary prospectus (unless superseded by a final prospectus) or final prospectus contained therein, or any amendment or supplement thereof, or (ii) the omission or alleged omission to state in any such registration statement a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation of the Securities Act or any state securities or blue sky laws applicable to the Company and relating to action or inaction required by the Company, and specifically will reimburse each such seller, each underwriter and each such controlling person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon the Company’s reliance on an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof)

arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in such registration statement or prospectus, which untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the registration statement or prospectus and such seller or such controlling person thereafter fails to deliver or cause to be delivered such registration statement or prospectus as so amended or supplemented prior to or concurrently with the Registrable Securities to the person asserting such loss, claim, damage or liability (or action in respect thereof) or expense after the Company has furnished such seller or such controlling person with the same.

(b)                                 In the event of a registration of any of the Registrable Securities under the Securities Act pursuant hereto, each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company and each underwriter and each person who controls any underwriter within the meaning of the Securities Act from and against all losses, claims, expenses, damages or liabilities, joint or several, to which the Company or such officer, director, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant hereto, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided that such seller will be liable hereunder in any such case only if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided, further, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Registrable Securities covered by such registration statement.  Notwithstanding the foregoing, the indemnity provided in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of such indemnified party, which shall not be unreasonably withheld.

(c)                                  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action or claim, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 7 and shall only relieve it from any liability which it may have to such indemnified party under this Section 7 if and to the extent the indemnifying party is materially prejudiced by such omission.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)                                 In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 7, then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such registration statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

8.                                       Changes in Capital Stock.  If, and as often as, there is any change in the capital stock of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, including the Share Exchange, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the capital stock as so changed.  Upon consummation of the Share Exchange, the Company shall cause Laser to transfer the rights and privileges granted hereby to the shares of Laser common stock issued to the Shareholders in the Share Exchange and to assume the Company’s obligations hereunder.

9.                                       Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

(a)                                  make and keep public information available, as those terms are understood and defined in Rule 144(c) under the Securities Act;

(b)                                 file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                                  furnish to each holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration.

10.                                 Representations and Warranties of the Company.  The Company represents and warrants to the Shareholders as follows:

(a)                                  The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the organizational documents of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or its subsidiaries.

(b)                                 This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

11.                                 Assignment of Registration Rights.  The rights to cause or have the Company register Registrable Securities pursuant to this Agreement may be transferred by the Shareholders in connection with a transfer of Registrable Securities to (i) any partner, retired partner or affiliated partnership of any holder which is a partnership, or any member of any holder which is a limited liability company, (ii) any family member or trust for the benefit of any individual holder, or (iii) a subsidiary or affiliate of any holder of Registrable Securities; provided that the Company is, within a reasonable amount time after such transfer, and in all events at least thirty (30) days prior to any exercise of such rights by the transferee or assignee, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned.  The term “Shareholders” as used in this Agreement shall include such transferees or permitted assignees.

12.                                 Termination; No Other Registration Rights.

(a)                                  The registration rights granted pursuant to this Agreement shall terminate five (5) years after the Company completes the Share Exchange.

(b)                                 The Company shall not grant registration rights to any other holders of its equity securities after the date of this Agreement, unless such registration rights are pari passu or subordinate to the registration rights granted to the holders of Registrable Securities hereunder.

(c)                                  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter, including such agreements and understandings made in connection with the Offering.

13.                                 Miscellaneous.

(a)                                  Subject to Section 11, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Registrable Securities), whether so expressed or not.

(b)                                 All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed (i) if to the Company, to SCL Ventures, Ltd., 515 East Las Olas Boulevard, Suite 1350, Fort Lauderdale, Florida 33301, facsimile (954) 527-7751, Attention: Chief Executive Officer and (ii) if to Shareholders, to the address of such party set forth beneath such party’s signature to this Agreement; and (iii) if to any subsequent holder of Registrable Securities, to it at such address as may have been furnished to the Company in writing by such holder; or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Registrable Securities) or to the holders of Registrable Securities (in the case of the Company) in accordance with the provisions of this paragraph.

(c)                                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed wholly within said State.

(d)                                 Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought exclusively in the state or federal courts of the State of New York, and, by execution and delivery of this Agreement, each of the parties hereto accepts for itself and himself the process in any such action or proceeding by the mailing of copies of such process to it or him, at its or his address as set forth in Section 13(b) and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it or he may now or hereafter have to the laying of the venue of any judicial proceeding brought in such courts and any claim that any such judicial proceeding has been brought in an inconvenient forum.  The foregoing consent to jurisdiction shall not constitute general consent to service of process in the State of New York for any purpose except as provided about and shall not be deemed to confer rights on any person other than the respective parties to this Agreement.

(e)                                  This Agreement may not be amended or modified without the written consent of the Company, and the holders of at least a majority of the Registrable Securities.

(f)                                    Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.  No waiver shall be effective unless and until it is in writing and signed by the party granting the waiver.

(g)                                 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)                                 The Company shall not grant to any third party any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remains in effect.

(i)                                     If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

SCL VENTURES, LTD.

By:
Name:
Title:

SHAREHOLDER:

By:
Name:
Address:

SCHEDULE I

Tier I Shareholders

SCHEDULE II

Tier II Shareholders

SCHEDULE III

Tier III Shareholders